Exhibit 8.1

DRAFT.  THE FOLLOWING IS A DISCUSSION DRAFT OF AN OPINION BEING CONSIDERED FOR ISSUANCE BY LUCE, FORWARD, HAMILTON & SCRIPPS LLP.  ISSUANCE OF ANY FINAL OPINION IS SUBJECT TO: (A) SATISFACTION OF ALL NECESSARY TRANSACTION CONDITIONS; (B) SATISFACTORY COMPLETION OF ALL NECESSARY DUE DILIGENCE INQUIRIES; (C) REVIEW OF FINAL DRAFTS OF DOCUMENTS OPINED UPON; (D) CONSENT BY THE FIRMS CLIENT; AND (E) REVIEW AND FORMAL APPROVAL OF THE FINAL OPINION BY AUTHORIZED MEMBERS OF THE FIRM.  THIS DRAFT HAS NOT BEEN APPROVED FOR ISSUANCE AS A FINAL OPINION.

February __,. 2010

Passco Apartment REIT, Inc.
96 Corporate Park, Suite 200
Irvine, California 92606

Re:           Registration on Securities Form S-11 Relating to Passco Apartment REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to Passco Apartment REIT, Inc., a Maryland corporation (the “Company”), in connection with its Registration Statement on Form S-11 (File No. 333-163389), filed with the Securities and Exchange Commission (the “SEC” on November 25, 2009), as amended through the date hereof  (the “Registration Statement”), relating to the proposed offering of a maximum of 110,000,000 shares of common stock (the “Shares”), par value $0.01 per share.  This opinion is furnished at the request of the Company pursuant to Item 601(b)(8) of Regulation S-K.

1.	Factual Examination.

1.1	Registration Statement and Related Documents. In the preparation of this opinion, we have examined the following documents, copies of which have been provided to you:

1.1.1	the Registration Statement;

1.1.2	the Articles of Incorporation of the Company, as filed with the State Department of Assessments and Taxation of Maryland;

1.1.3	the Bylaws of the Company;

1.1.4	the Certificate of Formation of Passco REIT I Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), as filed with the Delaware Secretary of State;

1.1.5	the Partnership Agreement of the Operating Partnership; and

1.1.6
the Certificate of the Officers of the Company, dated the date hereof, delivered to us in connection with our delivery of this opinion and relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds a direct or indirect interest (the “Certificate”).

Passco Apartment REIT, Inc.
February __, 2010

We have also examined such other documents as we have deemed necessary or appropriate for purposes of this opinion.

1.2	Basis of Opinion; Assumptions. For purposes of this opinion:

1.2.1
We have (a) examined the documents referred to above and (b) discussed the matters set forth herein with you.  Our opinion is based upon (i) our review of the documents described above; (ii) the statements and factual assumptions set forth in the Registration Statement; and (iii) relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated under the Code, and current administrative rulings of the Internal Revenue Service (“IRS”) and judicial decisions.

1.2.2
We have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as copies; (d) (i) that the documents reviewed and relied upon by us in preparing this opinion were duly authorized, executed and delivered by and on behalf of the parties thereto, (ii) that such documents are legal, valid and binding obligations of the parties, and (iii) that all of the obligations imposed by any such documents on the parties thereto have been, and will be, performed or satisfied in accordance with their terms in all respects material to the opinions expressed herein; and (e) that there are no other documents, or any oral agreements or circumstances, that will or do in any way alter or vary the provisions of the documents referred to above.

1.2.3
We have assumed that (a)  beginning with the taxable year in which the Company elects to be taxed as a REIT and at all times thereafter, the Company will satisfy the requirements for qualification as a REIT relating to the ownership of its stock and the composition of its assets and income; and (b) the business and affairs of the Company and the Operating Partnership and their respective subsidiaries will be conducted as provided in the Registration Statement and in the organizational documents of the Company and the Operating Partnership listed above and in accordance with the law of the jurisdiction in which each such entity is formed.

1.2.4
We have, with your consent, (a) relied upon the Certificate and the factual matters discussed in the Registration Statement that relate to the Company’s status as a REIT; and (b) assumed that the factual matters contained therein are, and will continue to be, true without regard to any qualification as to knowledge, belief or intent.  We note that any alteration of such facts may adversely affect our opinion.

2.	Opinion. On the basis of the foregoing, and subject to the qualifications set forth below, in our capacity as counsel to the Company, we are of the opinion that as of the date hereof:

Passco Apartment REIT, Inc.
February __, 2010

2.1
The Company’s organization and proposed method of operation will enable the Company to be taxed as a real estate investment trust (REIT) pursuant to Section 856 through 860 of the Code, commencing with the taxable year in which the Company elects to be so taxed.

2.2
The description of the law and the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” are correct in all material aspects, and the discussion thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Shares.

3.	Qualifications. In addition to the provisions of Section 1.2, our opinion above is subject to and limited by the following qualifications:

3.1
Our opinion in Section 2.1 regarding the qualification of the Company as a REIT depends upon the Company’s ability, through its actual operations, distribution levels, and diversity of ownership of the Shares, to meet the various qualification tests imposed by the Code, and our opinion implies no prediction as to those actual operating results or the course that any other such matters will take.

3.2
A number of issues discussed in the Registration Statement, including issues on which we have expressed an opinion herein, have not been definitively resolved by statutes, regulations, rulings or judicial opinions.  Accordingly, no assurances can be given that the conclusions expressed herein will be accepted by the IRS, or that, if those conclusions were contested, they would be sustained by a court, or that legislative changes or administrative pronouncements or court decisions may not be forthcoming that would significantly alter or modify the conclusions expressed herein.

3.3
This opinion is based upon the Code as in effect as of the date of this opinion letter.  There can be no assurance that legislative changes may not significantly alter the statutory basis for this opinion.

3.4
Our opinion relates only to matters of United States Federal income tax law.  There are a variety of state and local tax laws that could apply to the Company and/or the purchasers of Shares, and our opinion does not purport to address the effect of any such laws.

3.5	We express no opinion on any matters other than those expressly set forth herein, and no opinion should be inferred as to any other matters.

3.6
Except as described herein, we have performed no due diligence and have made no efforts to verify the accuracy or genuineness of the documents and assumptions set forth above or the representations or statements of fact set forth in the Certificate or the Registration Statement.  We will not review on a continuing basis the Company’s compliance with such documents, assumptions, representations or statements.  We are not undertaking any obligation to update this opinion letter at any time after the date hereof.

Passco Apartment REIT, Inc.
February __, 2010

This opinion is solely for the information and use of the Company and the holders of the Shares issued pursuant to the Registration Statement and, except with our prior, specific written consent, this opinion may not be relied upon by any other person or for any other purpose; nor, except with our prior, specific written consent or as provided in the following paragraph, may this opinion be quoted from or referred to, or may copies of this opinion be delivered to any other person.  Our willingness to render the opinion set forth herein neither implies, nor should be viewed as implying, any approval or recommendation of an investment in the Company.

This opinion is being furnished to you for submission to the SEC as an exhibit to the Registration Statement and may be used only for purposes consistent with filing the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the Securities Act of 1933, as amended (the “Act”), in accordance with Item 601(b)(8) of Regulation S-K, and to the references to this firm under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

[DRAFT]

LUCE, FORWARD, HAMILTON & SCRIPPS LLP